Das Pflegeland

(sole proprietorship)

Report on the Review of the Interim Financial Statements

as of June 30, 2014

for the Period of January 1 until June 30, 2014

(Expressed in Euros)

RBS RoeverBroennerSusat
GmbH & Co. KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Gervinusstraße 15
60322 Frankfurt am Main
T +49 69 500 60-0
F +49 69 500 60-2050
www.rbs-partner.de

Report on Review of Interim Financial Information

To the Owner of Das Pflegeland (sole proprietorship), Stuttgart

We have reviewed the accompanying balance sheets of Das Pflegeland as of June 30, 2014 and December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These interim financial statements are the responsibility of the Proprietor. Our responsibility is to express an opinion on these financial statements based on our review.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform a review to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, a review of its internal control over financial reporting. Our review included consideration of internal control over financial reporting as a basis for designing review procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. A review also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A review also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our review provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Das Pflegeland as of June 30, 2014 and December 31, 2013 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Frankfurt am Main, February 6, 2015

RBS RoeverBroennerSusat GmbH & Co.KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Das Pflegeland (sole proprietorship)
Balance Sheets
As of June 30, 2014 and as of December 31, 2013

	2014	2013
	Euro	Euro

ASSETS
Non-current Assets
Intangible Assets
Software licenses	3,00	3,00
Property, Plant and Equipment
Land, property rights and buildings, including buildings on third party land	43.531,65	43.851,65
Other equipment, furniture and fixtures	37.195,29	41.110,00
Financial Assets
Claim from proprietor because of transfer from reserves	57.194,77	532.311,95
Total non-current Assets	137.924,71	617.276,60
Current Assets
Trade receivables	327.937,86	336.092,74
Other assets	27.349,78	20.787,60
Cash and cash equivalents	90.565,78	0,00
Total Current Assets	445.853,42	356.880,34
TOTAL	583.778,13	974.156,94

LIABILITIES AND PROPRIETORS’ EQUITY
Proprietors’ Equity
Initial capital	0,00	0,00
Capital contribution	426.679,68	568.992,12
Transfer from reserves	-228.083,22	-1.697.174,18

Net profit for the year	276.520,72	767.387,19
Adjustment item claim from proprietor	-475.117,18	360.794,87
Total Proprietors’ Equity	0,00	0,00

Non-current Liabilities
Long-term financial liabilities	55.000,00	55.000,00
Total non-current Liabilities	55.000,00	55.000,00

Current Liabilities
Short-term financial liabilities	199.138,78	711.470,06
Accruals	39.612,98	35.599,25
Other liabilities	271.923,77	160.583,04
Provisions	18.102,60	11.504,59
Total Current Liabilities	528.778,13	919.156,94
TOTAL	583.778,13	974.156,94

Das Pflegeland (sole proprietorship)
Statement of Operations for the period from January 1 to June 30, 2014 and to December 31, 2013

	2014	2013
	Euro	Euro

Revenue	1.584.263,40	2.791.296,33
Other income	23.472,13	44.252,12
	1.607.735,53	2.835.548,45

Cost of purchased services	245.140,49	279.617,11
Personnel expenses	896.774,53	1.427.319,02
Depreciation and amortization of intangible and tangible fixed assets	7.013,70	14.722,90
Other operating expenses	170.344,03	303.441,73
Other interest and similar income	91,38	341,78
Interest and similar expenses	12.033,44	43.402,28
Net profit of the year	276.520,72	767.387,19

Das Pflegeland (sole proprietorship)
Statements of Changes in Equity

Proprietors’
Equity
Euro

Balance as of December 31, 2012	0,00

Capital contribution	568.992,12
Transfer from reserves	-1.697.174,18
Net profit for the year	767.387,19
Adjustment item claim against proprietor	360.794,87

Balance as of December 31, 2013	0,00

Capital contribution	426.679,68
Transfer from reserves	-228.083,22
Net profit for the year	276.520,72
Adjustment item claim from proprietor	-475.117,18

Balance as of June 30, 2014	0,00

Das Pflegeland (sole proprietorship)

Statements of Cash Flow for the period from January 1 to June 30, 2014 and to December 31, 2013

	2014	2013
	Euro	Euro

Net profit of the year	276.520,72	767.387,19
Adjustments to the consolidated net profit for the year for
reconciliation to the cash flow operating activities:
- Finance revenues	91,38	-670,81
+ Finance costs	-12.033,44	50.835,95
Operating profit	264.578,66	817.552,33
+ Amortization and depreciation	7.013,70	14.722,90
	271.592,36	832.275,23
-/+ Increase/decrease in inventories, trade receivables and other assets	1.592,70	-76.049,93
+/- Increase/decrease in provisions	6.598,01	-7.077,06
+/- Increase/decrease in trade payables and other liabilities	115.354,46	43.280,15
Cash flows from operating activities	395.137,53	792.428,39

- Payments of intangible assets and property, plant and equipment	-2.778,99	-538,90
+ Interest receipts	-91,38	670,81
Cash flows from investing activities	-2.870,37	131,91

- Transfer from reserves	-228.083,22	-1.697.174,18
+ Capital contribution	426.679,68	568.992,12
- Payments from redemption of debt and loans	-10.717,04	-25.082,51
+/- Change in short-term bank liabilities	-500.297,84	245.121,76
- Payment of interest	10.717,04	25.082,51
Cash flows from financing activities	--301.701,38	-883.060,30

Net change in cash and cash equivalents	90.565,78	-90.500,00
+ Cash and cash equivalents at beginning of the period	0,00	90.500,00
Cash and cash equivalents at the end of the period	90.565,78	0,00

Das Pflegeland (sole proprietorship)
Notes to the financial statements
Expressed in Euros
June 30, 2014

A.	General Information and Basis of Presentation

1.	General Information

Domicile and Legal Form of the Company
„Das Pflegeland“ is a care enterprise managed by Dr. Orhan Karahodza in the legal form of a sole proprietorship. The proprietorship is domiciled in Badestraße 36, 70372 Stuttgart, Germany.

Business Activities
As care service provider „Das Pflegeland“ is engaged in the medical homecare and specialized in acute posthospital treatment and breathing improvement or rather the control of long-time home breathing. “Das Pflegeland” is able to take over the breathing care of all breathing patients with different clinical pictures within 24 hours:

- ALS - amyotrophic lateral sclerosis
- Persistent vegetative state
- Chronic obstructive pulmonary disease (COPD)
- Pneumonia
- Respiratory insufficiency
- Apoplectic stroke (Apoplexy)

General Principles and Accounting Standards
The present financial statements of the sole proprietorship “Das Pflegeland” for the period from January 1 to June 30, 2014 are presented in Euro (EUR) and have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Recently Issued Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Estimates and Assumptions
The preparation of the financial statements in conformity with U.S. GAAP requires estimates and assumptions to be made by the proprietor. These influence the assessment of assets and liabilities, the disclosure of contingent liabilities at the balance sheet date as well as the presentation of income and expenditures for the period under review.

In particular, this relates to allowances for bad debts, the amount and likelihood of utilization of other provisions as well as the economic lifetime of assets. The Proprietor bases his judgment of these assumptions and estimates on past experience and the results of carefully weighing up different scenarios. Changes in the economic situation that deviate from the assumptions applied and that lie beyond the control of the proprietor may result in the actual amounts differing from the original estimates. If the original basis of estimation changes, accounting for the respective balance sheet items will be adjusted with an effect on the income statement.

2.	Accounting and Valuation Principles

Intangible Assets
Intangible Assets which were acquired in return for payment are carried at cost, reduced by normal straight-line amortization from the date on which they are first ready for use. Amortizations will be taken straight-line above the economic useful life of two to three years.

Property, Plant and Equipment
Property, plant and equipment is carried at cost less cumulative depreciation. Depreciation is recognized on a straight-line basis over the expected useful life of the asset. Expenditure for maintenance and repairs is expensed in the period in which it is incurred. The cost of an asset and the related cumulative depreciation are derecognized when assets are scrapped or disposed of, with any book gains or losses recognized in the income statement under “Other operating income” or “Other operating expenses”. Fifty years were assumed as useful life expectancy for buildings. The expected useful life for the other assets is calculated between two and ten years.

Accordingly, low-value assets with an acquisition value of no more than EUR 410 are fully depreciated in the year of acquisition. All other assets with acquisition values greater than this are capitalized and depreciated over their normal useful lives.

Impairment and Write-downs of Intangible Assets and Property, Plant and Equipment
Where the value of intangible assets or property, plant and equipment calculated using the principles described above is greater than the value attributed to them at the balance sheet date, impairment losses and write-downs are recognized accordingly. The fair value to be applied is calculated on the basis of either the net proceeds of sale or the present value of the estimated future cash flows from the use of the asset – whichever is higher. Impairment losses and write-downs are reported in other operating expenses.

Receivables and other assets
Receivables and other assets are carried at the nominal value. Appropriate bad debt allowances are recognized for trade receivables in order to cover possible default risks.

Cash
Cash comprises all freely available liquid funds such as cash in hand and cash in current accounts, as well as other current bank balances available.

Payables
Liabilities are carried at amortized cost on the balance sheet date, which generally corresponds to the amount due on settlement.

Accruals
Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier at the balance sheet date.

Other Provisions
Provisions for other financial obligations are recognized when a present obligation towards a third party arises from a past event, future settlement is probable and the amount can be reliably estimated. Non-current provisions with a remaining term of more than one year are recognized at the amount required to settle the obligation, discounted to the balance sheet date.

Income Taxes and Uncertain Tax Positions
The Proprietorship is not subject to German income taxes as it is exempt from trade income tax as a care service provider that charges more than 40 % of its care services to the compulsory national social security agencies.

Revenue Recognition
The Company recognizes revenue when the following four conditions have been met: (i) there is persuasive evidence that an arrangement exists; (ii) delivery has occurred or service has been rendered; (iii) the price is fixed or determinable; and (iv) collection is reasonably assured. The Company's revenue is derived primarily from providing health care services to residents and is recognized on the date services are provided at amounts billable to the individual.

Fair Value Measurements and Financial Instruments
ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are no observable inputs to the valuation methodology that are relevant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and advances. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

3.	Intangible Assets

Changes in intangible assets in the reporting period and in the previous year are shown in the statements of changes in fixed assets, which is attached as an appendix.

The position “intangible assets” only consists of software licenses.

There were no impairment write-downs to the lower value in use for the financial year as in the previous year.

4.	Property, Plant and Equipment

Changes in property, plant and equipment in the reporting period and in the previous year are shown in the consolidated statements of changes in fixed assets, which are attached as an appendix.

The item “Land, property rights and buildings, including buildings on third-party land” consists of the 50% share of flat or fractional property unit where the Administration of the sole proprietorship is registered. The whole flat or fractional property unit was acquired under Bosnian Law by the proprietor and his wife. The remaining 50% share is allotted to the operating assets of the proprietorship of the wife.

The whole flat or fractional property unit is encumbered with a mortgage property charge in an amount of EUR 110.000,00 for the loan to finance the property. The loan is repayable on maturity, so it values EUR 110.000,00 and has a remaining term until November 2018. In accordance with the allocation of half of the flat or fractional property unit, the loan is allocated to the proprietorship “Das Pflegeland” with 50% and has a carrying amount on the balance sheet date and in the previous year of EUR 55.000,00.

There are no other material restrictions on ownership or title in respect of the property, plant and equipment reported.

Depreciation on the lower value in use was not taken in the financial year and in the previous year.

5.	Trade Receivables

The position “trade receivables” includes receivables of care-services fully provided on the balance sheet date. The billing of all care-services is made on a monthly basis.

Value adjustments for trade receivables were not necessary in the financial year and the previous year.

6.	Other Assets

The position “other assets” basically consists of amounts refunded by health insurance companies and employee loans.

7.	Cash and cash Equivalents

The position “cash and cash equivalents“ mainly includes short-term bank balances.

8.	Proprietors’ Equity

As of June 30, 2014 after taking into account the net profit of the year as well as capital contributions and transfer of reserves by the proprietor, the proprietors’ equity amounts to EUR -57.194,77 (previous year: EUR -532.311,95) . The negative proprietors’ equity is shown on the assets side of the balance sheet under the position “claim against proprietor” because of transfer from reserves due to the existing payment obligation of the proprietor.

9.	Long-term financial Liabilities

Non-current financial liabilities fully result from bank liabilities and include the 50% share of the loan to finance the flat or fractional property unit as well as the long-term portion of the loans to finance vehicles.

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Loan financing of the flat or fractional property unit	55.000,00	55.000,00

The interest rate to finance flat or fractional property unit amounts to 4,8%.

10.	Short-term financial liabilities

The short-term financial liabilities are composed as follows:

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Current account liabilities to banks	0,00	392.795,78
Settlement account Premium-Pflegedienst Pflegeland	190.095,78	298.302,76
Short-term portion of the loans financing vehicles	7.907,00	19.235,52
Other short-term financial liabilities	1.136,00	1.136,00
	199.138,78	711.470,06

Due to the current nature of these items, their market value does not deviate significantly from the carrying amounts presented.

11.	Accruals

Accruals are liabilities payable for goods or services received that are neither paid nor invoiced by the supplier on the balance sheet date. All of the reported amounts are short-term in nature.

12.	Other liabilities

The long-term financial liabilities are composed as follows:

	June 30, 2014	Dec. 31, 2013
	EUR	EUR
Liabilities from wages and salaries	97.072,85	78.256,01
Liabilities from income and church taxes	17.575,99	9.917,96
Liabilities resulting from social securities	156.349,00	71.523,14
Other short-term liabilities	925,93	885,93
	271.923,77	160.583,04

13.	Provisions

The provisions fully consist of duties in connection with the preparation of the year-end financial statement of the current year.

14.	Notes on the cash flow statement

The cash flow statement has been prepared using the indirect method. Business transactions not affecting cash have not been included in the cash flow statement. Payments for investments in intangible assets and property, plant and equipment include only cash-effective acquisitions.

15.	Financial instruments and risk management

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents, are held with various financial institutions. These balances are maintained with high quality financial institutions which management believes limits the risk.

Details of the individual categories of financial instruments are provided in the notes on the respective balance sheet and income statement items.

Principles of the Risk Management System
Regarding its assets, liabilities and planned transactions, the proprietorship „Das Pflegeland“ is subject to default risk and liquidity risk and the risk from changes in interest rates. The aim of financial risk management is to minimize these risks through ongoing operating and finance-oriented activities. The proprietor is directly responsible for the implementation of the financial policy and ongoing risk management.

Categories of Financial Instruments
The proprietorship „Das Pflegeland“ holds financial instruments exclusively in form of financial liabilities carried at amortized cost as well as in form of receivables carried at amortized cost. Financial instruments carried at fair value do not exist.

Default risk
The Company is exposed to counterparty default risk as a result of its operating activities and certain financing activities.

In its operating business, accounts receivable are monitored on a decentralized, ongoing basis. Default risks are taken into account through specific valuation allowances and flat-rate specific valuation allowances.

Liquidity risk
Revolving liquidity planning is performed in order to ensure the Company’s solvency and financial flexibility at all times. To the extent necessary, a liquidity reserve is held in the form of credit facilities and, if required, in cash.

Risk of changes in the interest rate
The proprietorship is subject to risks of changes in the interest rate only to a limited extent and basically in relation to the 50 % share of the loan for financing the flat or fractional property unit. The interest rate is determined until November 2018.

16.	Related parties

Business transactions with related parties are on the one hand transactions with enterprises, which the proprietor of the proprietorship „Das Pflegeland“ holds a significant participating share of or over which he exercises significant influence. On the other hand, these are business transactions with close members of the family of the proprietor.

In the reporting period relevant in this context are the relation to the sole proprietorship of the wife of the proprietor as well as to Medicus-Stuttgart GmbH, Stuttgart (formerly: Medicus 24 GmbH), in which the proprietor holds 100% of the shares.

Between the proprietorship „Das Pflegeland“ and the sole proprietorship of the wife of the proprietor exists a settlement account, which shows a negative balance, i.e. a liability in the amount of EUR -190.095,78 (previous year: EUR -298.302,76) from the perspective of proprietorship „Das Pflegeland“. The settlement account is not subject to interest payments.

During the period under review, the proprietorship „Das Pflegeland“ obtained services in an amount of EUR 0,00 (previous year: EUR 30.000,00) from Medicus-Stuttgart GmbH, Stuttgart (formerly: Medicus 24 GmbH).

17.	SIGNIFICANT POST-BALANCE SHEET DATE EVENTS

The proprietor intends to transfer the proprietorship „Das Pflegeland“ with all assets and liabilities, rights, accounts receivables and claims as well as duties and legal relationships to the Beatmungspflege 24 in exchange for ownership in the company.

Beyond this no major changes regarding the situation of the proprietorship as well as with respect to the branch environment resulted between the balance sheet date and the date the financial statements are issued.

Stuttgart, October 31, 2014

Dr. Orhan Karahodza

Das Pflegeland (sole proprietorship) – Appendix to the Notes
Statements of Changes in Fixed Assets
As of June 30, 2014

		Land, property,
		rights and
		buildings,	Other
		including	equipment,
	Software	buildings on third	furnitures and
	licenses	party land	fixtures	Total
	Euro	Euro	Euro	Euro
Acquisition and manufacturing cost:
December 31, 2012	934,45	45.665,51	131.457,96	178.057,92
Additions	0,00	0,00	559,90	559,90
Disposals	0,00	0,00	-301,00	-301,00
December 31, 2013	934,45	45.665,51	131.716,86	178.316,82
Additions	0,00	0,00	2.778,99	2.778,99
June 30, 2014	934,45	45.665,51	134.495,85	181.095,81

Accumulated amortization and depreciation:
December 31, 2012	931,45	1.173,86	76.803,96	78.909,27
Charge for the period	0,00	640,00	14.082,90	14.722,90
Disposals	0,00	0,00	-280,00	-280,00
December 31, 2013	931,45	1.813,86	90.606,86	93.352,17
Charge for the period	0,00	320,00	6.693,70	7.013,70
June 30, 2014	931,45	2.133,86	97.300,56	100.365,87

Residual carrying values:
As of December 31, 2013	3,00	43.851,65	41.110,00	84.964,65
As of June 30, 2014	3,00	43.531,65	37.195,29	80.729,94